EXHIBIT 99.2


                     ATWOOD OCEANICS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                    (In thousands, except per share amounts)



                                                        Three Months Ended
                                                            December 31,
                                                  ------------------------------
                                                    2000                 1999
                                                  --------             --------
                                                           (Unaudited)
REVENUES:
         Contract drilling                       $ 37,747              $ 30,661
         Contract management                        1,693                   523
                                                 --------              --------
                                                   39,440                31,184
COSTS AND EXPENSES:
         Contract drilling                         15,938                13,966
         Contract management                        1,552                   389
         Depreciation                               6,634                 6,144
         General and administrative                 2,365                 2,000
                                                 --------               -------
                                                   26,489                22,499
                                                 --------               -------
OPERATING INCOME                                   12,951                 8,685
OTHER INCOME (EXPENSE)
         Interest expense                            (966)                 (954)
         Interest income                              570                   537
                                                 --------               -------
                                                     (396)                 (417)
                                                 --------               -------
INCOME BEFORE INCOME TAXES                         12,555                 8,268

PROVISION FOR INCOME TAXES                          4,515                 3,215
                                                 --------               -------

NET INCOME                                       $  8,040               $ 5,053
                                                 ========               =======

EARNINGS PER COMMON SHARE:
              Basic                                 $ .58                 $ .37
              Diluted                               $ .58                 $ .36
AVERAGE COMMON SHARES OUTSTANDING:
            Basic                                  13,823                13,676
            Diluted                                13,930                13,859